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                                                                      EXHIBIT 11

                         GOODY'S FAMILY CLOTHING, INC.

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

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
                                                                     FISCAL YEAR
                                                      -----------------------------------------
                                                         1997           1996           1995
                                                      -----------    -----------    -----------
Net earnings for the year...........................  $33,286,000    $17,151,000    $10,464,000
                                                      -----------    -----------    -----------
Weighted average common shares outstanding..........   16,274,000     16,132,000     16,123,000
Common equivalent shares for outstanding stock
  options...........................................      563,000        152,000        161,000
                                                      -----------    -----------    -----------
Weighted average common and common equivalent shares
  outstanding.......................................   16,837,000     16,284,000     16,284,000
                                                      -----------    -----------    -----------
Earnings per common share
  Basic.............................................  $      2.05    $      1.06    $      0.65
                                                      ===========    ===========    ===========
  Diluted...........................................         1.98           1.05           0.64
                                                      ===========    ===========    ===========
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